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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated June 23, 1998 on Norwood Promotional Products, Inc. Employees 401(k) Plan financial statements as of and for the years ended December 31, 1996 and 1997 included in this Form 11-K into Norwood Promotional Products, Inc.'s Registration Statement on Form S-8 filed December 29, 1995 (Commission File No. 33-81017).



AKIN, DOHERTY, KLEIN & FEUGE, P.C.

San Antonio, Texas
June 26, 1998